Exhibit 10.1

EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS EIGHTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is made effective as of September 30, 2020 (the “Amendment Date”) and made by and among WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”) and CODEXIS, INC., a Delaware corporation (“Borrower”).
WHEREAS, Bank and Borrower have entered into that certain Loan and Security Agreement, dated as of June 30, 2017 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”); and
WHEREAS, Bank and Borrower desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Bank and Borrower hereby agree as follows:
1.Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.Section 1.1 of the Loan Agreement is hereby amended by adding the following definition thereto in alphabetical order:

“Eighth Amendment Date” is September 30, 2020.

3.Section 1.1 of the Loan Agreement is hereby further amended by amending and restating the following definitions therein as follows:

“Amortization Date” is November 1, 2022.

“Draw Period” is the period commencing on the Closing Date and ending on the earlier of (i) September 30, 2021 and (ii) the occurrence of an Event of Default.

“Effective Interest Rate” is:

    (a)     with respect to the Term Loans, the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the greater of (i) 3.75% and (ii) the sum of (A) Index Rate on the last Business Day of the month that immediately precedes the month in which the interest will accrue, plus (B) Fifty Hundredths percent (0.50%); and

    (b)    with respect to the Revolving Advances, the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the greater of (i) 4.25% and (ii) the sum of (A) Index
Rate on the last Business Day of the month that immediately precedes the month in which the interest will accrue, plus (B) one percent (1.00%).

“Index Rate” means the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal.

“Maturity Date” is October 1, 2024.
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“Revolving Facility Termination Fee” is an additional fee payable by Borrower to Bank, upon the election by Borrower to terminate the Revolving Facility, in amount equal to:
(i)    for a termination on or before the first anniversary of the Eighth Amendment Date, three percent (3.00%) of the Revolving Line;
(ii)    a termination after the first anniversary of the Eighth Amendment Date and on or before the second anniversary of the Eighth Amendment Date, two percent (2.00%) of the Revolving Line; and
(iii)    a termination after the second anniversary of the Eighth Amendment Date and on or before the third anniversary of the Eighth Amendment Date, one percent (1.00%) of the Revolving Line.
4.Section 2.6 of the Loan Agreement is hereby further amended by deleting the word “and” at the end of Section 2.6(g), replacing “.” at the end of Section 2.6(h) with “; and” and adding the following Section 2.6(i) thereto:

(i)Eighth Amendment Fee. On the Eighth Amendment Date, a fully earned and non-refundable fee in the amount of Twelve Thousand Five Hundred Dollars ($12,500.00).

5.Bank hereby consents to the entry of Borrower into that Master Collaborative Research Agreement (in the form attached hereto as Exhibit A and without any amendments thereto, the “MCRA”), by and between Borrower and Molecular Assemblies, Inc. (“MAI”), dated as of June 22, 2020, pursuant to which, among other things, (i) Borrower purchased 1,587,050 shares of MAI’s Series A Preferred Stock for an aggregate price of One Million Dollars ($1,000,000.00) and (ii) in lieu of receiving cash, Borrower shall be paid for enzyme development services rendered to MAI, as well as milestones achieved through such development services, in shares of MAI’s Series A Preferred Stock. Bank hereby waives any Event of Default under Loan Agreement which may have resulted solely from Borrower’s entry into the MCRA and consummation of the transactions specified therein.

6.Limitation of Amendment.

a.The amendments and wavier set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which the Bank or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

7.To induce the Bank to enter into this Amendment, Borrower hereby represents and warrants to the Bank as follows:

a.Immediately after giving effect to this Amendment (a) the representations and warranties contained in Article 5 of the Loan Agreement are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an

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earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

b.Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.The organizational documents of Borrower delivered to the Bank on the Closing Date, and updated pursuant to subsequent deliveries by the Borrower to the Bank, if any, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration by Borrower with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and by general equitable principles.

8.Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

9.This Amendment shall be deemed effective as of the Amendment Date upon the due execution and delivery to the Bank of this Amendment by each party hereto and the payment by Borrower to the Bank of fee due under Section 2.6(i) of the Loan Agreement as amended hereby.

10.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

11.This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

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IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

CODEXIS, INC., A DELAWARE CORPORATION

By: /s/ Ross Taylor
Name: Ross Taylor
Title: Chief Financial Officer

BANK:

WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION

By: /s/ Lindsay Fouty
Name: Lindsay Fouty
Title: VP, Portfolio Management

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Exhibit A

Master Collaborative Research Agreement

(Form of Master Collaborative Research Agreement between
Molecular Assemblies, Inc. and Codexis, Inc. dated June 22, 2020)